EXHIBIT 24.1





                           CONSENT OF INDEPENDENT AUDITORS





             The Board of Directors
             LADD Furniture, Inc.:



             We consent to incorporation by reference in the Registration Statement (No. 33-53341) on Form S-8 of LADD Furniture, Inc. of our reports dated February 16, 1995, relating to the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of December 31, 1994 and January 1, 1994, and the related consolidated statements of earnings, shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 1994 which reports appear or are incorporated by reference in the December 31, 1994 annual report on Form 10-K of LADD Furniture, Inc.

             Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in 1993.


                                                KPMG PEAT MARWICK LLP

             Greensboro, North Carolina
             March 30, 1995
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